                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant / /
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                           Village Supermarket, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                Frank Sauro Esq.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------

- ---------------
    1Set forth the amount on which the filing fee is calculated and state how it was determined.

                           VILLAGE SUPER MARKET, INC.
                              733 MOUNTAIN AVENUE

                         SPRINGFIELD, NEW JERSEY 07081

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                DECEMBER 9, 1994

                            ------------------------

     The Annual Meeting of the shareholders of Village Super Market, Inc. will be held at the offices of the Company, 733 Mountain Avenue, Springfield, New Jersey 07081, on Friday, December 9, 1994 at 10:00 A.M. for the following purposes:

          (1) To elect nine directors for the ensuing year;

          (2) To ratify the selection of independent public accountants; and

          (3) To transact any other business which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on October 14, 1994 as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

                                          By order of the Board of Directors,

                                                                   ROBERT SUMAS,
                                                                       Secretary

November 3, 1994

                           VILLAGE SUPER MARKET, INC.
                              733 MOUNTAIN AVENUE

                         SPRINGFIELD, NEW JERSEY 07081

                            ------------------------

                                PROXY STATEMENT

                                DECEMBER 9, 1994

                         ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement and the accompanying form of proxy are being mailed to shareholders of Village Super Market, Inc. (the "Company") in connection with the solicitation by and on behalf of the management of the Company of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the offices of the Company, 733 Mountain Avenue, Springfield, New Jersey, on December 9, 1994 at 10:00 a.m. and at all postponements or adjournments thereof.

     At the close of business on October 14, 1994, the Company had outstanding and entitled to vote 1,315,800 shares of Class A common stock, no par value, and 1,594,076 shares of Class B common stock, no par value. The holders of the outstanding shares of Class A Stock are entitled to one vote per share and the holders of Class B Stock are entitled to ten votes per share. Shareholders of record at the close of business on October 14, 1994 are entitled to vote at this meeting.

     All shares of Common Stock represented by properly executed proxies will be voted at the Annual Meeting, unless such proxies previously have been revoked. Unless the proxies indicate otherwise, the shares of Common Stock represented by such proxies will be voted for the election of management's nominees for directors and to ratify the selection of independent public accountants. Management does not know of any other matter to be brought before the Annual Meeting.

     The Company's address is 733 Mountain Avenue, Springfield, New Jersey and its telephone number is (201) 467-2200. This notice, proxy statement and enclosed form of proxy are being mailed to shareholders on or about November 3, 1994.

     Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use by: (a) delivering written notice of such revocation to Secretary of the Company at its offices; (b) delivering to the Secretary of the Company a duly executed proxy bearing a later date; or (c) appearing at the Meeting and requesting the return of his or her proxy.

     YOU ARE REQUESTED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                         SECURITY OWNERSHIP OF CERTAIN

                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's capital stock by: (i) persons known by the Company to own beneficially more than 5% of its Class A Stock or Class B Stock;
(ii) each director of the Company; and (iii) all directors and executive officers of the Company collectively:

                                       CLASS A STOCK(1)                 CLASS B STOCK(1)
                                ------------------------------   -------------------------------
                                                      PERCENTAGE                        PERCENTAGE
                                SHARES                   OF       SHARES                   OF
NAME(2)                          OWNED                CLASS(3)    OWNED                 CLASS(4)
                                -------               --------   --------               --------
Nicholas Sumas.................  97,691(15)              7.4%     206,519                 13.0%
Perry Sumas.................... 117,893(5)(10)(12)(15)    9.0     541,000(6)(7)           33.9
James Sumas.................... 103,921(5)(13)(15)(17)    7.9     385,965(6)(7)(8)(14)    24.2
Robert Sumas................... 109,935(5)(13)(15)(18)    8.4     271,125(6)(9)(14)       17.0
William Sumas..................  80,698(12)(15)          6.1      126,956                  8.0
John Sumas.....................  81,677(11)(12)(15)      6.2      114,252                  7.2
George J. Andresakes...........   1,788                    *       20,000(6)               1.3
John J. McDermott..............     100                    *           --                   --
Norman Crystal................. 111,800(20)              8.5      109,280(21)              6.9
All directors and executive
  officers as a group (11
  persons)..................... 511,077(16)             38.8%    1,574,790                98.8%
Towle & Co.....................  71,200                  5.4%          --                   --
I. Wistar Morris, III
  ("Morris") and Morris
  Investment Management, Co.
  ("Morris Investment")........ 126,800(22)              9.6%          --                   --

- ---------------

 (1) Except as noted, each person has sole investment power and sole voting power with respect to the shares beneficially owned.
 (2) The address of each of the Company's principal shareholders is in care of the Company, 733 Mountain Avenue, Springfield, New Jersey 07081.
 (3) Based upon 1,315,800 shares of Class A Stock outstanding.
 (4) Based upon 1,594,076 shares of Class B Stock outstanding.
 (5) Includes 25,680 shares held by the Company's pension trust of which Perry Sumas, James Sumas and Robert Sumas are trustees.
 (6) Includes 20,000 shares held by a charitable trust of which Perry Sumas, James Sumas, Robert Sumas and George J. Andresakes are trustees.
 (7) Includes 63,172 shares as to which Perry Sumas and James Sumas have agreed to share the power to vote pursuant to a Voting Agreement dated March 4, 1987.
 (8) Includes 2,940 shares owned jointly by Mr. and Mrs. James Sumas; 8,474 shares owned by Mrs. James Sumas; 3,280 shares held by Mr. and Mrs. James Sumas as custodians for their children; and 8,638 shares owned by a child who resides with Mr. and Mrs. Sumas.
 (9) Includes 104 shares owned jointly by Mr. and Mrs. Robert Sumas; 8,058 shares owned by Mrs. Robert Sumas; 7,404 shares owned by Mr. and Mrs. Robert Sumas as custodians for their children; and 4,834 shares owned by a child who resides with Mr. and Mrs. Sumas.
(10) Includes 3,444 shares held by Mr. Perry Sumas as custodian for one of his children and 9,884 shares owned by a child who resides with Mr. Sumas.
(11) Includes 100 shares owned by Mrs. John Sumas and 1,200 shares held by Mr. and Mrs. John Sumas as custodians for their minor children.
(12) Includes 52,167 shares held in the name of Perry Sumas, William Sumas and John Sumas as Co-Trustees of a Trust for the benefit of the grandchildren of Perry Sumas.
(13) Includes 58,484 shares held in the name of James Sumas and Robert Sumas as Co-Trustees of a Trust for the benefit of the grandchildren of Nicholas Sumas.
(14) Includes 79,891 shares held in the name of James Sumas and Robert Sumas as Co-Trustees of a Trust for the benefit of the grandchildren of Nicholas Sumas.
(15) Includes 8,000 shares represented by options exercisable by him under the Company's Employee Stock Option Plan.
(16) Includes 66,000 shares represented by options exercisable by all officers and directors under the Company's Employee Stock Option Plan.
(17) Includes 3,842 shares owned by Mrs. James Sumas and 6,763 shares owned by a child who resides with Mr. Sumas.
(18) Includes 3,842 shares owned by Mrs. Robert Sumas and 1,673 shares owned by a child who resides with Mr. Sumas.
(19) In its capacity as investment advisor, Towle may be deemed to be the beneficial owner of 71,200 shares of the Company. Towle has sole dispositive power over 20,500 shares and shared dispositive power for 50,700 shares. Towle's address is 1714 Deer Tracks Trail, St. Louis, MO 63131.
(20) Includes 6,000 shares owned by Mrs. Norman Crystal.
(21) Includes 28,400 shares owned by Mrs. Norman Crystal.

(22) In its capacity as investment advisor, Morris Investment may be deemed to be the beneficial owner of 56,500 shares of the Company. Morris Investment has shared dispositive power over these 56,500 shares. In addition, Morris may be deemed the beneficial owner of 70,300 shares. Morris has sole dispositive power over these 70,300 shares. Morris' address is 200 Four Falls Corporate Center, Suite 208, West Consohocken, PA 10948.

  *  Less than 1%.

     These six members of the Sumas family beneficially own 304,728 shares of Class A Stock and 1,442,754 shares of Class B Stock, or 85.6% of the combined voting power.

     The aggregate number of shares of Class B Stock owned by Perry Sumas and his sons, William Sumas and John Sumas, exceeds the aggregate number of shares of Class B Stock owned by Nicholas Sumas and his sons, James Sumas and Robert Sumas (the "Excess Shares"). Perry Sumas and James Sumas have entered into an agreement whereby the Excess Shares will be voted pursuant to the mutual agreement of James Sumas and Perry Sumas. The voting agreement will be automatically cancelled if Perry Sumas either: (i) converts the Excess Shares into shares of Class A Stock; or (ii) exchanges 50% of the Excess Shares for shares of Class A Stock owned by Nicholas Sumas.

                             ELECTION OF DIRECTORS

     The following nine persons will be nominated by the management of the Company for election as directors at the Annual Meeting. If elected, they will serve until their successors are duly elected and qualified at the next Annual Meeting of Shareholders, which is expected to be held on December 8, 1995. Directors shall be elected by a plurality of the votes cast. All of the nominees are now directors of the Company.

     Certain information is given below with respect to each nominee for election as a director. The table below and the following paragraphs list their respective ages, positions and offices held with the Company, the period served as a director and business experience during past 5 years. Nicholas and Perry Sumas are brothers. James Sumas and Robert Sumas are the sons of Nicholas Sumas. William Sumas and John Sumas are the sons of Perry Sumas. The other nominees are not related.

                                    NOMINEES

     The following table sets forth information concerning the nominees for director:

        NAME                      AGE          POSITION WITH THE COMPANY
        ----                      ---          -------------------------
Nicholas Sumas................     90    Chairman Emeritus
Perry Sumas...................     79    President, Chief Executive Officer
                                         and
                                           Director
James Sumas...................     61    Chief Operating Officer, Treasurer
                                         and Chairman of the Board of
                                           Directors
Robert Sumas..................     53    Executive Vice President, Secretary
                                         and Director
William Sumas.................     47    Executive Vice President and Director
John Sumas....................     45    Executive Vice President and Director
George J. Andresakes..........     81    Director
John J. McDermott.............     69    Director
Norman Crystal................     68    Director

     Nicholas Sumas, together with Perry Sumas, founded the Company in 1937. Mr. Sumas was elected Chairman Emeritus in 1989. He had served as Chairman of the Board of Directors of the Company since its incorporation in 1955 until 1989.

     Perry Sumas, together with Nicholas Sumas, founded the Company in 1937. He has served as a Director of the Company since its incorporation in 1955 and has served as President and Chief Executive Officer since 1973.

     James Sumas was elected Chairman of the Board in 1989. He also serves as the Company's Chief Operating Officer and as its Treasurer. He has served as Vice President, Treasurer and a Director of the Company since its incorporation in 1955. James Sumas is Vice Chairman of Wakefern Food Corporation and is a member of its Board of Directors. Mr. Sumas also is the Chairman of Wakefern's Grocery Committee and its Advertising Committee. In addition, he is Vice Chairman of Wakefern's Sales and Merchandising Committee and of ShopRite Supermarkets, Inc., Wakefern's supermarket operating subsidiary. Mr. Sumas also is a member of Wakefern's Finance, Trade Name and Trademark and Strategic Planning Committees.

     Robert Sumas has served as Vice President, Secretary and a Director of the Company since 1969. Since 1989, he has served as an Executive Vice President. He has responsibility for finance and administration matters and retail computer operations. Robert Sumas is Chairman of Wakefern's General Merchandise Committee and is a member of Wakefern's Communications, Consumer Affairs and Property Management Committees.

     William Sumas has served as Vice President and a Director of the Company since 1980. Since 1989, he has served as an Executive Vice President. He has responsibility for real estate development. William Sumas is Chairman of Wakefern's Bakery Committee and is a member of Wakefern's Loss Prevention Policy Committee.

     John Sumas has served as Vice President and a Director of the Company since 1982. Since 1989, he has served as an Executive Vice President. He has responsibility for the Company's frozen food operation. John Sumas is a member of Wakefern's Frozen Food and Liquor Committees.

     George J. Andresakes has served as a Director of the Company since 1969. He was General Counsel to the Company until 1979 and is now retired.

     John J. McDermott has served as a Director of the Company since 1982. Mr. McDermott is the President of John J. McDermott Enterprises, a bank consulting firm. He was Executive Vice President of Dollar Dry Dock Savings from 1983 until he retired in 1989. Mr. McDermott previously served as General Counsel to the Company from 1982 to 1983.

     Norman Crystal has served as a Director of the Company since 1992. Mr. Crystal is an owner of an entity that owns and manages apartment complexes. In addition, Mr. Crystal is a registered floor broker with the Commodity Futures Trading Commission and Mr. Crystal is an independent commodities and securities investor.

     The Certificate of Incorporation includes a provision that no director shall be personally liable for monetary damages to the Company or its shareholders for a breach of any fiduciary duty except for: (i) breach of a director's duty of loyalty; (ii) acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) intentionally or knowingly authorizing any unlawful dividends or distributions; and (iv) any transaction from which a director derived an improper personal benefit.

     Directors who are not employees of the Company receive $250 per diem for attendance at meetings of the Board of Directors.

                       DIRECTORS MEETINGS AND COMMITTEES

     The Board held three meetings in fiscal 1994. Except for Nicholas Sumas, all directors attended at least 75% of all meetings of the Board. The Board does not have a standing nominating committee.

     The Executive Committee, which consists of Perry Sumas, James Sumas, Robert Sumas, William Sumas and John Sumas, meets on call and is authorized to act on all matters pertaining to corporate policies and overall Company performance.

     The Audit Committee, which consists of Robert Sumas, George Andresakes and John J. McDermott, reviews the internal controls of the Company, meets with the Company's financial personnel and certified public accountants in connection with these reviews, and recommends to the Board the appointment of independent certified public accountants to serve as the Company's auditors for the ensuing year, subject to ratification by the stockholders at the Annual Meeting. The committee met three times during fiscal 1994.

     The Compensation Committee, which consists of Perry Sumas, James Sumas and George Andresakas, establishes the compensation of the officers of the Company.

     Members of each committee attended 75% or more of the meetings of their respective committees.

                             EXECUTIVE COMPENSATION

     Except for the Stock Option Plan, the Company does not have any long term compensation plans. No bonuses were awarded and no stock options were granted to the Chief Executive Officer and four named executive officers during the last three fiscal years. The following table sets forth the compensation paid by the Company during the last three fiscal years to the Chief Executive Officer and the four most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                                       OTHER
                                                                                      ANNUAL
                NAME AND POSITION                        YEAR          SALARY     COMPENSATION(A)
- -------------------------------------------------        ----         --------    ---------------
Perry Sumas......................................        1994          191,700        --
President and Chief Executive Officer                    1993          190,800        --
                                                         1992          179,400        --
James Sumas......................................        1994          304,153         2,248
Chairman of Board and Chief Operating Officer            1993          304,153         2,182
and Treasurer                                            1992          307,474         2,119
Robert Sumas.....................................        1994          242,072         2,248
Executive Vice President                                 1993          232,772         2,182
and Secretary                                            1992          219,668         2,013
William Sumas....................................        1994          195,349         1,789
Executive Vice President                                 1993          195,349         1,892
                                                         1992          193,878         1,782
John Sumas.......................................        1994          201,365         1,716
Executive Vice President                                 1993          201,965         1,980
                                                         1992          174,705         1,512

- ---------------
(a) Company Paid 401K match

     The following table sets forth information with respect to the exercise of options during fiscal 1994 and the value of the unexercised options as of July 30, 1994.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                                      AND
                         FISCAL YEAR END OPTION VALUES

                                                                       NUMBER OF
                                                                      UNEXERCISED          VALUE OF
                                          SHARES                      OPTIONS AT          UNEXERCISED
                                        ACQUIRED ON      VALUE         JULY 30,          IN-THE-MONEY
                 NAME                    EXERCISE       REALIZED         19941         AT JULY 30, 19942
- --------------------------------------  -----------     --------     -------------     -----------------
Perry Sumas...........................       0              0            8,000              $     0
James Sumas...........................       0              0            8,000              $     0
Robert Sumas..........................       0              0            8,000              $     0
William Sumas.........................       0              0            8,000              $     0
John Sumas............................       0              0            8,000              $     0

- ---------------
1 All outstanding options held by Executive Officers were exerciseable at year end.

2 Based upon the price of $7 1/2 as of July 30, 1994.

BENEFIT PLANS

     The Company maintains a defined benefit pension plan for employees not covered by a collective bargaining agreement who have been employed with the Company for more than six months and who are over the age of twenty-one. The amount of the Company's contribution to this plan with respect to a specified person cannot readily be separated or individually calculated by the actuaries for the plan. For purposes of determining plan benefits, compensation is the regular base pay of the participant plus bonuses, overtime pay and other extra compensation. Effective January 1, 1989, the plan benefit formula was amended. Retirement benefits are equal to the pension accrued to December 31, 1988 plus 1% of average compensation times each year of post-1988 service plus .75% of average compensation in excess of Table II of the 1989 Covered Compensation Table times each year of post-1988 service. Average compensation for post-1988 service is based on the five highest consecutive years' compensation. The approximate annual retirement benefits at age 65 (computed as of January 1, 1994) are $52,404 to James Sumas; $60,564 to Robert Sumas; $59,112 to William Sumas; $64,080 to John Sumas; and $348,180 to all executive officers and directors as a group. Due to his age, Perry Sumas cannot participate in this plan.

     The Company also maintains a plan which permits salary reduction contributions by participants under Section 401(k) of the Internal Revenue Code. Pursuant to this plan, each person not covered by a collective bargaining agreement who has been employed by the Company for more than twelve months and is over the age of twenty-one may direct that a percentage of his or her salary, up to 18%, but not more than $9,240, be withheld and paid over to the plan trustees for investment. The Company, in turn, will pay to the plan trustees a further sum equal to the lesser of (a) 25% of the amount so directed by the employee to be withheld from the employee's salary and contributed to the plan or (b) 1% of the employee's salary. Until the employee has reached his normal retirement age, the employee's contribution may not be withdrawn without incurring a tax penalty.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Securities and Exchange Commission has adopted new rules concerning the format for the disclosure of executive compensation. These rules also require proxy statement disclosure of specified information regarding certain relationships of executive officers and members of the Company's board of directors which might bear on decisions concerning the compensation of executive officers of the Company. None of the executive officers or the members of the Company's board of directors has a relationship requiring such disclosure except as set forth below. The Compensation Committee consists of Perry Sumas, who is an executive officer of the Company serving as the President and Chief Executive Officer; James Sumas, who is an executive officer of the Company serving as the Chairman of the Board of Directors, Chief Operating Officer and Treasurer; and George J. Andresakes, who is a former executive officer of the Company, having resigned as General Counsel in 1979. As noted elsewhere in the Proxy Statement under "Certain Transactions", Perry Sumas and James Sumas, through Sumas Realty Company and Sumas Realty Associates, have certain business relationships with the Company.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The Company's compensation policies, as applicable to its executive officers, are administered by its Compensation Committee of the Board of Directors (the "Committee"). The Committee members recognize that the Company is, to a significant extent, a family owned business. The Chief Executive Officer and each of the other executive officers named in this proxy statement own substantial amounts of the Company's common stock and thus have a direct and substantial interest in the long-term growth of shareholder's wealth. In light of this ownership, there is less need to directly relate executive compensation to Company performance. It is the view of the Committee that there is no need for formal bonus plans designed to better align the interests of executive officers with those of shareholders in general. The Company previously granted certain stock options to each of the named executive officers. However, no stock options were granted during fiscal 1994 or during the current fiscal year to the Chief Executive Officer or the named executive officers.

     The basic criteria used in making determinations concerning base salary is the level of compensation paid to comparable executives in the industry, in particular to corporate executives at other ShopRite co-op members and at competing regional supermarket chains. The principal factors which have been considered by the Committee in implementing this policy are time devoted to Company affairs, reputation in the industry, record of accomplishment and efforts on the Company's behalf. Increases in the cost of living also have been considered.

     The Committee notes that compensation tables required by the rules of the Securities and Exchange Commission are based upon fiscal year totals, which in the case of the Company are July to July periods of 52 or 53 weeks. Executive compensation decisions are implemented on a calendar year basis. Thus, minor apparent year to year variations in compensation levels appearing in the tables may not be reflective of actual Committee actions.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                                  PERRY SUMAS
                                  JAMES SUMAS
                              GEORGE J. ANDRESAKES

PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total return on the Company's Class A Common Stock against the cumulative total return of the S&P 500 Composite Stock Index and the NASDAQ Retail Index for the Company's last five fiscal years.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

              AMONG VILLAGE SUPER MARKET, INC., THE S&P 500 INDEX
                          AND THE NASDAQ RETAIL INDEX

                                   VILLAGE
      MEASUREMENT PERIOD         SUPERMARKET,                      NAASDAQ
    (FISCAL YEAR COVERED)            INC.           S&P 500         RETAIL
7/89                                100              100             100
7/90                                 89              106             113
7/91                                 50              120             151
7/92                                 40              135             158
7/93                                 55              147             166
7/94                                 46              155             168

                              CERTAIN TRANSACTIONS

     The Company's supermarket in South Orange, New Jersey, its supermarket in Springfield, New Jersey and its executive headquarters in Springfield, New Jersey are leased from Sumas Realty Company. Sumas Realty Company is a corporation owned by Nicholas Sumas, Perry Sumas and James Sumas.

     The lease with respect to the Company's supermarket in South Orange expired on August 31, 1994 but has been extended until August 31, 1995. In fiscal 1994, a total of $151,852 in rent was paid to Sumas Realty Company with respect to the South Orange supermarket.

     The lease with respect to the Company's supermarket in Springfield is dated June 1, 1986 and expires on May 31, 2006. In fiscal 1994, the Company paid $260,000 in rent to Sumas Realty under this lease. In 1996, the annual rent will increase to $300,000 per year and the annual rent will increase to $340,000 per year in 2001.

     The Company's executive office in Springfield also is leased from Sumas Realty Company. This lease expired on January 31, 1994 but was extended until January 31, 1995. The Company paid $162,000 to Sumas Realty under this lease during fiscal 1994.

     The Company believes that the terms of the leases listed above are as favorable to the Company as it could have obtained from unrelated lessors. During the fiscal year ended July 30, 1994, the Company paid to Sumas Realty Company a total of $573,852 in rent under the foregoing leases.

     The Company's supermarket in Chatham, New Jersey is leased from Hickory Square Associates, a limited partnership. The lease is dated April 1, 1986 and expires March 31, 2006. The annual rent under this lease is $549,160. Sumas Realty Associates is a 30% limited partner in Hickory Square Associates. Sumas Realty Associates is a general partnership among Perry Sumas, James Sumas, Robert Sumas, William Sumas and John Sumas.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The selection by the Board of Directors, on recommendation of the Audit Committee, of KPMG Peat Marwick LLP, as independent public accountants to examine the financial statements of the Company for the fiscal year ending July 29, 1995, is to be submitted to the meeting for ratification or rejection. The financial statements of the Company for the 1994, 1993, and 1992 fiscal years were examined by KPMG Peat Marwick LLP.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the 1994 Annual Meeting of Shareholders and will be given the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

     Although ratification by the stockholders of the selection of independent public accountants is not required, the Board will reconsider its selection of KPMG Peat Marwick LLP if such ratification is not obtained. Ratification shall require a majority of the votes cast.

                 SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

     Any proposal that a shareholder intends to present at the Company's 1995 Annual Meeting of Shareholders, presently scheduled to be held on December 8, 1995, and requests to be included in the Company's Proxy Statement for the 1995 Annual Meeting, must be received by the Company no later than June 1, 1995. Such requests should be made in writing and sent to the Secretary of the Company, Robert Sumas, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081.

                                 OTHER MATTERS

     The Company will furnish a copy of its Annual Report on Form 10-K for the year ended July 30, 1994, without exhibits, without charge to each person who forwards a written request, including a representation that he was a record or beneficial holder of the Company's Common Stock on October 14, 1994. Requests are to be addressed to Mr. Robert Sumas, Secretary, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081.

     All expenses incurred in connection with the preparation and circulation of this Proxy Statement in an amount that would normally be expended in connection with an Annual Meeting in the absence of a contest will be paid by the Company. No solicitation expenses will be incurred. Management does not know of any other business that will be presented at the Annual Meeting.

                                          By order of the Board of Directors,

                                                      ROBERT SUMAS,

                                                   Secretary
November 3, 1994

                           VILLAGE SUPER MARKET, INC.
               733 MOUNTAIN AVENUE, SPRINGFIELD, NEW JERSEY 07081

         PROXY SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

    The undersigned hereby appoints Perry Sumas and Robert Sumas, and each of them, proxies for the undersigned, with full power of substitution, to vote as if the undersigned were personally present at the Annual Meeting of the Shareholders of Village Super Market, Inc. (the "Company"), to be held at the offices of the Company, 733 Mountain Avenue, Springfield, New Jersey on Friday, December 9, 1994 at 10:00 A.M. and at all adjournments thereof, the shares of stock of said Company registered in the name of the undersigned. The undersigned instructs all such proxies to vote such shares as indicated below upon the following matters, which are described more fully in the accompanying proxy statement.

I authorize and instruct my Proxy to:

    1. / / VOTE FOR all nominees for the Company's Board of Directors listed below: except that I WITHHOLD AUTHORITY for the following nominees (if any)
           -----------------------------------------------------------------

         Nicholas Sumas, Perry Sumas, James Sumas, Robert Sumas, William Sumas,
          John Sumas, George J. Andresakes, John J. McDermott, and Norman
          Crystal.

       / / VOTE WITHHELD from all nominees.

    2. VOTE FOR / / AGAINST / / ABSTAIN / / approval of KPMG Peat Marwick LLP, to be the independent auditors of the Company for the fiscal year ending July 29, 1995.

                                 (Continued and to be signed, on the other side)

(see other side)

    3. In their discretion, to vote upon such other business as may properly come before the meeting and all adjournments thereof.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 through 3.

    Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                            ------------------------------
                                            Signature

                                            ------------------------------
                                            Signature, if held jointly

                                            Dated______________________1994
                                            PLEASE MARK, SIGN, DATE
                                            AND RETURN THE PROXY
                                            CARD PROMPTLY, USING THE
                                            ENCLOSED ENVELOPE.